Exhibit 10.03

EMPLOYMENT AGREEMENT

BETWEEN
X X X X X X X X X
AND
XXXXXXXXX
April X, 2009

EMPLOYMENT AGREEMENT
          This agreement is entered into as of April X, 2009 (the “Effective Date”) between XXXXXXXXX, a corporation duly organized and validly existing under the laws of HongKong (the “Company”), and XXXXXX(the “Employee”).
          Company and Employee shall be referred to individually as a “Party” and collective as the “Parties”.
     RECITALS
          WHEREAS, the Employee has substantial experience that is valuable to the Company.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Employment.
          The Company shall employ the Employee, and the Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the Termination Date determined pursuant to Section 4(a) (the “Employment Period”).
Section 2. Base Salary and Benefits.
          During the Employment Period, the Employee’s base salary shall be payable in such installments as is customary for other senior employees of the Company. In addition, during the Employment Period, the Employee shall be entitled to participate in all employee benefit programs for which other senior employees of the Company are generally eligible and the Employee shall be eligible to participate in all insurance plans available generally to other senior employees of the Company as set forth in Exhibit A.
Section 3. Position and Duties.
          (a) During the Employment Period, the Employee shall initially serve as XXXXXXX of the Company, and shall report to the Board. The Employee acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company and to its Affiliates to discharge his duties and otherwise act in a manner consistent with the best interests of the Company and its Affiliates.
          (b) During the Employment Period, the Employee shall devote his best efforts and all of his working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 2 and except for illness or incapacity). During the Employment Period, the Employee shall not engage in any business activity which, in the judgment of the Board (excluding the Employee if he should be a member of the Board at the time of such determination), conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.
          (c) The Employee acknowledges that he has previously executed and delivered to Company a Confidentiality and Invention Assignment Agreement. Employee agrees that his obligations thereunder shall be incorporated herein and be obligations hereof as if such terms had been set forth herein in full, and such continued performance thereunder shall constitute a condition of his continued employment hereunder by Company.
          (d) The Employee shall take the position and start working in Shanghai before xxxxxxx.
Section 4. Term and Termination.
          (a) Term. The initial term of this Agreement shall commence on the Effective Date and shall expire on the April XXXXX anniversary of the Effective Date, subject to extension or renewal by mutual written agreement of the Parties hereto or earlier termination in accordance with the terms and conditions of this Agreement. The initial term and all extensions and renewals thereof shall collectively be referred to as the “Term.”
          (b) Termination.
(i)	Mutual Termination Rights.

(a)	This Agreement shall terminate upon the expiration of the Term;

(b)	This Agreement shall terminate upon the agreement reached between the Parties through negotiation;

(c)	Death. The death of the Employee shall immediately terminate this Agreement;

(d)	Declaration of Missing. In the event the Employee are declared of missing by the court of the People’s Republic of China (the “PRC”) and unable to perform the services required of the Employee hereunder, and such missing continues for a period of three (3) years;

(ii)	Termination by the Company.

(I)	The Company may terminate this Agreement immediately upon written notice thereof for the following causes (“Cause”):

(a)	in the event the commission of a crime involving fraud, theft or dishonesty by the Employee or that would constitute a felony (including the Foreign Corrupt Practices Act of 1977); or

(b)	in the event of the Employee’s breach of or default under any of the terms of this Agreement or any other agreement, arrangement or policy of the Company, including, without limitation, the Confidential Information and Assignment Agreement.

(II)	The Company may terminate this Agreement prior to the expiration of the Term by providing a prior written notice to the Employee of no less than 30 days under the following circumstances:

(a)	in the event Employee has fallen ill or has sustained injuries not from work, and cannot engage in the original work or other work arranged by the Company upon the conclusion of medical treatment (“Disability”);

(b)	in the event that Employee has been incapable to perform a duty and remains incapable after receiving training or being transferred to another post; or

(c)	in the event that a major change in the objective circumstances under which this Agreement was being drawn up has rendered this Agreement incapable of being carried out and the Parties have failed to reach an agreement on the amendment of this Agreement after negotiations with the Employee.

(iii)	Termination by the Employee. The Employee shall give the Company and the Board at least thirty (30) days’ prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Board may, in its discretion, accelerate the effective date of the Resignation.
          (c) Termination Date. The Employee’s employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the “Termination Date”) of (i) XXXXXX anniversary of the Effective Date, (ii) the effective date of the Employee’s resignation (a “Resignation”), (iii) the Employee’s death or Disability (an “Involuntary Termination”), and (iv) the effective date of a termination of the Employee’s employment for Cause by the Company (a “Termination for Cause”). The effective date of a Resignation shall be as determined under Section 4(b)(iii); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Employee by the Company; and the effective date of a Termination for Cause shall be the date specified in a notice delivered to the Employee by the Company of such termination.
Section 5. Effect of Termination.
          (a) Upon any termination, the Employee or his beneficiaries or estate shall have the right to receive the following:
          (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date;
          (ii) reimbursement for any expenses documented in accordance with Company policy and for which the Employee shall not have been previously reimbursed.

          (b) Upon any termination, neither the Employee nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 5(a) above. The rights of the Employee set forth in this Section 5 are intended to be the Employee’s exclusive remedy for termination and, to the greatest extent permitted by applicable Law, the Employee waives all other remedies.
          (c) The terms of Section 6 and 8, and Exhibit B hereof shall survive the Termination Date.
Section 6. Survival.
          The provisions of Section 5 (Termination), Section 7 (Delivery), Section 9 (Enforcement), Section 12(b) (Notice), Section 12(g) (Disputes and Governing Law), Exhibit B and Exhibit C of this Agreement shall survive the termination or expiration of this Agreement.
Section 7. Delivery of Materials Upon Termination of Employment.
          The Employee shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product which he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.
Section 8. Insurance.
          The Company may, for its own benefit, maintain social insurance policies covering the Employee. The Employee will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.
Section 9. Enforcement.
          Because the Employee’s services are unique and because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
Section 10. Representations.
          Each party hereby represents and warrants to the other party that

          (a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject, and
          (b) upon the execution and delivery of this Agreement by such party, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity.
          In addition, the Employee represents and warrants to the Company that the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with third party. The Company and the Employee hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.
Section 11. Definitions.
          “Affiliate”, with respect to a person, shall mean any legal entity (such as a corporation, partnership, or limited liability company) that controls, is controlled by or, is under common control with such person. For the purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such legal entity, whether through the ownership of voting securities or by contract. “Board” shall mean the board of directors of the Company.
          “Business Day” shall mean any day that is not a Saturday or Sunday or any other day on which banks in the PRC are generally closed for business.
          “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Affiliates, including, but not limited to, (i) information, observations, procedures and data obtained by the Employee while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any of its Affiliates, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information will not include any information (i) that has been published in a form generally available to the public prior to the date the Employee proposes to disclose or use such information or (ii) that may be required by law or an order of any court, agency or proceeding to be disclosed. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

          “Work Product” shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other third party) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.
Section 12. General Provisions.
          (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
          (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) telecopied or (iii) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:
          (a) if to the Employee, to him at:
Name:
[Address]
Telecopier:
          (b) if to the Company, to:
Shanda Games Limited
No. 1 Office Building, No. 690 Bibo Road, Pudong New Area,
Shanghai, P.R.China
201203
Telecopier: +86-21-50504740

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.
          (c) Entire Agreement. This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Employee and the Company and the Company’s successors, assigns, as the case may be.
          (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the PRC without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the People’s Republic of China.
          (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.
          (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
*  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

By:

Name:

Title:

EMPLOYEE NAME

Exhibit A
BASE SALARY AND BENEFITS
1.	Base Salary. During the Employment Period, the Employee’s base salary shall be $XXXXX per month (the “Base Salary”), which salary shall be payable in such installments as is customary for other senior employees of the Company.

2.	Benefit Program. During the Employment Period, the Employee shall be entitled to participate in all employee benefit programs for which other senior employees of the Company are generally eligible and the Employee shall be eligible to participate in all insurance plans available generally to other senior employees of the Company. The Employee shall be entitled to take 12-days of paid vacation annually.

3.	Incentive Bonus. The Employee may receive an incentive bonus for each fiscal year of the Company during the Employment Period. The amount of such incentive bonus shall be determined by the members of the Board (excluding the Employee if he should be a member of the Board at the time of such determination) subject to authorization by a shareholders’ meeting. For the avoidance of doubt, the first year of the Employment Period shall be begin on the Start Date and end one year later. If the Company pays incentive bonuses at a time that does not correspond with the first anniversary of the Start Date, the incentive bonus for the appropriate periods shall reflect at least a prorate portion of the incentive bonus.

4.	Tax Withholding. The Company shall deduct from any payments to be made by it to the Employee under this Agreement any amounts required to be withheld in respect of any income or other taxes in the PRC.

Exhibit B
NON-COMPETE, NON-SOLICITATION AND
NON-DISPARAGEMENT AGREEMENT
1.	The Employee acknowledges and agrees with the Company that during the course of the Employee’s employment with the Company, the Employee has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Affiliates which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Employee were to take actions that would damage or misappropriate such goodwill. Accordingly, the Employee agrees as follows:
(a)	The Employee acknowledges that the Company currently conducts or has plans to conduct the subject business throughout the world (the “Territory”). Accordingly, during the term hereof and until the first anniversary of the Termination Date (as applicable, the “Non-Compete Period”), the Employee shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business that competes with the Company within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint ventures for any other Person. To the extent that the covenant provided for in this Section l(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

(b)	Notwithstanding the foregoing, the aggregate ownership by the Employee of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of Section l(a). In the event that any Person in which the Employee has any financial or other interest directly or indirectly enters into a line of business during the Non-Compete Period that competes with the Company within the Territory, the Employee shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section l(b)) in such Person within 15 days after such Person enters into such line of business that competes with the Company within the Territory.

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(c)	The Employee covenants and agrees that during the period commencing with the Effective Date and ending on the first anniversary of the Termination Date, the Employee will not, directly or indirectly, either for himself or for any other Person (i) solicit any employee of the Company or any of its Affiliates to terminate his or her employment with the Company or any of its Affiliates or employ any such individual during his or her employment with the Company or any of its Affiliates and for a period of one year after such individual terminates his or her employment with the Company or any of its Affiliates, (ii) solicit any customer of the Company or any of its Affiliates to purchase or distribute information, products or services of or on behalf of the Employee or such other Person that are competitive with the information, products or services provided by the Company or any of its Affiliates, or (iii) take any action that may cause injury to the relationships between the Company or any of its Affiliates or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Affiliates as such relationship relates to the Company’s or any of its Affiliates’ conduct of their business.

(d)	The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from otherwise earning a living.
2.	Compensation for the non-competition.
(a)	In consideration of the Employee’s responsibility of non-competition, non-solicitation and non-disparagement under this Agreement, the Employee shall be paid a compensation for the non-competition in accordance with the laws and regulations of the PRC (the “Non-competition Compensation”) on the Termination Date.

(b)	The Employee should pay the Company three times of Non-competition Compensation (“Damages”) in the event the Employee has breached its obligation in accordance with Section l(a).
3.	Termination of this Exhibit B. This Exhibit B may be terminated by the Company, without penalty or liability to the Company, thirty (30) days after providing written notice to the Employee thereof.

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Exhibit C
CONSENT
1.	Inventions.
(a)	To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by the Employee during the term of employment or resulting from the Employee’s services shall be deemed to be a Work Product made for hire and shall be the sole and exclusive property of the Company. The Employee agrees to execute, acknowledges and delivers to Company at Company’ request, such further documents as Company finds appropriate to evidence Company’s rights in such property.

(b)	Any confidential and/or proprietary information of Company or any affiliate thereof shall not be used by the Employee or disclosed or made available by the Employee to any person except (i) as required in the course of the employment, or (ii) as required by law or by any administrative equivalent to the judicial subpoena or legal power of compulsion, to respond to any demand for any such confidential and/or proprietary information from any court, governmental entity or governmental agency, provided that if the Employee is so required to respond, the Employee agrees to provide Company with prompt notice thereof so that Company may seek a protective order or other appropriate remedy.

(c)	Upon the expiration or earlier termination of the term of the employment, the Employee shall return to Company all such information that exists in written or other physical form (and all copies thereof) under the Employee’s control.

(d)	Without limiting the generality of the foregoing, the Employee acknowledges signing and delivering to Company “The Code of Ethics for Senior Executives and Financial Officers” and the Employee agrees that all terms and conditions contained therein, and all of obligations and commitments provided for therein, shall be deemed, and hereby are, incorporated into this Agreement as if set forth in full herein. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.
2.	Confidential Information and Nondisclosure.
(a)	Employee agrees that during the Term and for six months after the termination of his employment with the Company, Employee shall not use or disclose to any person or otherwise cause unauthorised disclosure of any confidential information concerning, without limitation, the business, finances, know-how, technology, product designs, product prices, customer lists, terms and conditions governing relationships with suppliers or customers of the Company, information about the

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Company’s investor, its shareholders and affiliates (hereinafter the “Group Companies”) and which comes to his knowledge during the course of or in connection with his employment with the Company.

(b)	Employee shall, at any time upon request of the Company and upon the termination of this Agreement, immediately deliver to the Company all books, documents, materials, drawings, computer data or records, credit cards, his company car together with its keys, and any other property relating to the business of or belonging to the Company or any other group company which is in his possession or under his control. Employee is not entitled to retain copies or reproductions of any of the Property.

(c)	This Section 2 shall not apply to information which is:
(i)	used or disclosed in the proper performance of the Employee’s duties or with the consent of the Company or the Board;

(ii)	ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law; or

(iii)	publicly available (otherwise than due to a default by Employee).
(d)	The Employee agrees and acknowledges to deliver the Company a prior six (6) months’ prior written resignation notice and the Company will take appropriate efforts to request the Employee return all Work Product or related information pursuant to Section 2(b) of this Consent.

(e)	The Employee agrees and acknowledges that any material breach, violation or evasion by the Employee of the terms of this Consent would result in irreparable injury and harm to the Company, and would cause damage tot the Company in amounts difficult to ascertain, which will be deemed to a serious breach of the policies of the Company. The Company should have the right to terminate this Agreement and be paid the three times of Base Salary by the Employee in the event the Employee has breached its obligation in accordance with this Consent.

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